UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 31, 2015

iPass Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)
(650) 232-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 31, 2015, the Compensation Committee of the Board of Directors of iPass approved an increase in compensation of Darin Vickery as a result of Mr. Vickery’s promotion to Chief Financial Officer effective June 1, 2015, as follows: (a) an increase in annual base salary from $220,000 to $260,000; (b) an increase in annual target bonus from $50,000 to $100,000; (c) the grant of a stock option to purchase 225,000 shares of iPass common stock, with an exercise price per share equal to the fair market value on the date of grant, vesting over four years and with a ten year term; and (d) Mr. Vickery was promoted from a Tier II to a Tier I participant in the iPass Inc. Executive Corporate Transaction and Severance Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
iPass
By: /s/ Gary Griffiths
Gary Griffiths
President and Chief Executive Officer

Dated: June 4, 2015